PROMISSORY NOTE
(FIXED RATE)

$1,500,000.00	San Antonio, Texas	November 19, 2009

The undersigned, SOUTH TEXAS OIL COMPANY, a Nevada corporation, STO DRILLING COMPANY, a Texas corporation, STO OPERATING COMPANY, a Texas corporation, STO PROPERTIES, LLC, a Texas limited liability company, and SOUTHERN TEXAS OIL COMPANY, a Texas corporation ("Borrower"), for value received, jointly and severally, if more than one, promises and agrees to pay to the order of GIDDINGS INVESTMENTS LLC, a Delaware limited liability company (hereinafter called "Lender"), or other holder hereof, at 3 Parklands Drive, Suite 102, Darien, CT 06820, Attn: Greg Imbruce, in lawful money of the United States of America, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00) (or the unpaid balance of all principal advanced against this Note, if that amount is more or less), together with interest thereon at the rate specified below; provided, however, that in no event shall the rate specified below, together with all other consideration contracted for, charged or received by the holder of this Note which constitutes interest under applicable law, exceed the amount of interest which could be charged at the Highest Lawful Rate.

1.             Definitions. As used in this Note, the following terms shall have the meanings assigned:

“Business Day” means a day other than a Saturday, Sunday, or other day on which banks in San Antonio, Texas or New York, New York are required or authorized to be closed.

“Event of Default” shall have the meaning assigned to such term in the Loan Agreement.

“Governmental Authority” means any foreign governmental authority, the United States, and any political subdivision of any of them, whether state, provincial, or local, and any agency, department, commission, board, bureau, court or other tribunal, or instrumentality of any of them which now or hereafter has jurisdiction over Lender (or any participant herein) or a Borrower or a Borrower’s assets.

Initials ____

“Highest Lawful Rate” shall mean on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas law permits the higher interest rate, stated as a rate per annum.  On each day, if any, that the Texas Finance Code, as supplemented by art. 1D.003 of the Texas Credit Title, as it may from time to time be amended (the “Texas Credit Code”), establishes the Highest Lawful Rate, the Highest Lawful Rate shall be the “weekly rate ceiling”, as referred to in Section 303.002 of the Texas Finance Code, after application of Section 303.009 of the Texas Finance Code, for that day.  Provided, however, that to the extent permitted by applicable law, Lender reserves the right to change, from time to time by further notice and disclosure to a Borrower, the ceiling on which the Highest Lawful Rate is based under the Texas Finance Code, and, provided further, that the “highest non-usurious rate of interest permitted by applicable law” for purposes of this Note shall not be limited to the applicable rate ceiling under the Texas Finance Code if federal laws or other state laws now or hereafter in effect and applicable to this Note (and the interest contracted for, charged and collected thereunder) shall permit a higher rate of interest.

“Legal Requirement” means any law, statute, ordinance, decree, order, ruling, requirement, judgment, rule or regulation (or authoritative interpretation of any of them) of any Governmental Authority, and the terms of any license, permit, consent or approval issued by any Governmental Authority.

“Loan Agreement” means the Debtor-in-Possession Loan and Security Agreement, of even date herewith, by and between Borrower and Lender, as may be amended, restated, supplemented, and modified from time to time.

“Maturity Date” means January 31, 2010.

“Past Due Rate” means the lesser of (a) the rate of five percent (5%) per annum plus the interest rate set forth in Section 2(a) of this Note or (b) the Highest Lawful Rate.

 “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

2.             Interest.  Interest shall accrue on the outstanding principal balance of this Note, or any portion hereof, as follows:

(a)	Subject to the applicable provisions of this Note, commencing on the date hereof up to and including the Maturity Date, at a rate of ten percent (10%) per annum; and

(b)	All past due principal and interest shall bear interest from its due date until paid at the Past Due Rate (after as well as before judgment).

3.             Payments of Principal and Interest.

3.1           This Note shall be due and payable as follows:

Initials ____

(a)	Accrued and unpaid interest on the principal of this Note for the immediately preceding month shall be due and payable on the fifth day of each month commencing on December 5, 2009; and

(b)	The entire unpaid principal sum of this Note and all interest accrued and unpaid thereon shall be fully and finally due and payable on the Maturity Date.

3.2           All payments hereon shall be credited first to past due accrued interest and then to principal; and interest shall thereupon cease upon the principal so credited.

3.3           All payments made by a Borrower on this Note shall be made to Lender at its address set forth in this Note (or otherwise designated by Lender) in federal or other immediately available funds before 1:00 p.m., San Antonio, Texas time, on the date such payment is required to be made.  Any payment received and accepted by Lender after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the next following Business Day.

3.4           This Note is not a revolving note.  An amount borrowed may not be repaid and reborrowed. Further, no advances shall be made under this Note except in accordance with the Loan Agreement.

4.            INDEMNIFICATION.  EACH BORROWER AGREES TO INDEMNIFY LENDER AND ANY PARTICIPANT AGAINST AND HOLD LENDER AND ANY PARTICIPANT HARMLESS FROM ANY LOSS OR EXPENSE WHICH LENDER AND ANY PARTICIPANT MAY INCUR OR SUSTAIN AS A CONSEQUENCE OF ANY LATE PAYMENT (MANDATORY OR OPTIONAL) OR DEFAULT BY A BORROWER IN THE PAYMENT OF ANY PRINCIPAL AMOUNT OF OR INTEREST ON THIS NOTE.  A CERTIFICATE AS TO ANY ADDITIONAL AMOUNTS PAYABLE PURSUANT TO THIS PARAGRAPH SUBMITTED BY LENDER TO BORROWER SHALL BE MADE BY LENDER IN GOOD FAITH, SHALL CONTAIN REASONABLE DETAIL OF LENDER’S CALCULATION, AND SHALL BE CONCLUSIVE AND BINDING UPON BORROWER, ABSENT MANIFEST ERROR.  THE INDEMNITY AGREEMENTS CONTAINED IN THIS NOTE SHALL SURVIVE THE PAYMENT OF THIS NOTE AS TO ANY AMOUNTS OR OBLIGATIONS ACCRUED HERE UNDER PRIOR TO THE LATER OF PAYMENT OF THIS NOTE IN FULL.

5.            Prepayment.  Borrower shall have the right at any time and from time to time upon at least three Business Days’ irrevocable written notice to Lender, to prepay any sums due under this Note in whole or in part.  For any prepayment, Borrower in its notice shall specify the date proposed for prepayment (each, a “Prepayment Date”) and the principal amount to be prepaid.  Whenever notice of any such prepayment has been given, the principal amount to be prepaid together with all accrued interest thereon shall automatically become due and payable at or before 1:00 p.m., San Antonio time, on such Prepayment Date.

Initials ____

6.            Loan Agreement.  This Note is issued pursuant to and in accordance with the terms and provisions of the Loan Agreement.  This Note is the Note under and as defined in the Loan Agreement.  This Note is secured by, among other things, the Collateral under and as defined in the Loan Agreement.

7.            Default.  This Note shall become immediately due and payable, at the option of Lender or other holder hereof, without presentment or demand or any notice to Borrower or any other person obligated or to become obligated hereon, upon the occurence of an Event of Default.

8.            Expenses.  Upon the occurrence of an Event of Default under and as defined in the Loan Agreement, and this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through the probate court or bankruptcy proceedings, Borrower agrees to pay an additional reasonable amount as attorney's fees and expenses of collection.

9.            Waivers.  Except for the notices specifically set forth in and required by the Loan Agreement, Borrower and all sureties, endorsers, and guarantors of this Note (i) waive presentment for payment, protest and demand, notice of nonpayment, notice of protest, demand, dishonor, nonpayment, default, notice of intent to accelerate, notice of acceleration, and diligence in collecting this Note or enforcing any of the security herefor, (ii) agree to any substitution, exchange or release of any such security or the release of any party primarily or secondarily liable hereon, (iii) agree that Lender or other holder hereof shall not be required first to institute suit or exhaust its remedies hereon against a Borrower or others liable or to become liable hereon in order to enforce payment of this Note by them, and (iv) consent to any extension or postponement of time of payment of this Note without notice thereof to any of them.

10.           Controlling Agreement.  No provisions of this Note or any instrument securing payment hereof or otherwise relating to the debt evidenced hereby shall require the payment or permit the charging, collection, application or receipt of interest in excess of interest calculated at the Highest Lawful Rate.  If any excess of interest in such respect is herein or in any such other instrument provided for, charged, or received, or shall be adjudicated to be so provided for herein or in any such instrument, the provisions of this paragraph shall govern, and neither a Borrower nor any endorsers of this Note nor their respective heirs, personal representatives, successors or assigns shall be obligated to pay the amount of such interest to the extent it is in excess of interest calculated at the Highest Lawful Rate.  It is expressly stipulated and agreed to be the intent of any Borrower and holder to at all times comply with the usury and other laws relating to this Note and the other instruments securing payment hereof now or hereafter in effect, and any subsequent revisions, repeals, or judicial interpretations thereof, to the extent that any of the same are applicable hereto or to the other instruments securing payment hereof.  In the event Lender or other holder hereof ever contracts for, charges, receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if upon such application the principal balance of this Note is paid in full, any remaining excess shall be forthwith paid to a Borrower and the provisions of this Note and the other instruments securing payment hereof shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of execution of any new documents, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.  In determining whether or not the interest paid or payable under any specific contingency exceeds the Highest Lawful Rate, each Borrower and Lender or other holder hereof shall, to the maximum extent permitted under applicable law, amortize, prorate, allocate and spread the total amount of interest throughout the entire term of this Note so that the amount or rate of interest contracted for, charged or received for any and all periods of time during the term of this Note is to the greatest extent possible less than the maximum amount or rate of interest allowed to be charged by law during the relevant period of time.  Notwithstanding any of the foregoing, if at any time applicable laws shall be changed so as to permit a higher rate or amount of interest to be charged than that permitted prior to such change, then unless prohibited by law, references in this Note to "applicable law" for purposes of determining the maximum interest or rate of interest which can be charged shall be deemed to refer to such applicable laws as so amended to allow the greater amount or rate of interest.

Initials ____

11.           Temporary Waiver.  If there is any Event of Default under the terms of the Loan Agreement, and the holder hereof temporarily waives or fails to immediately exercise its rights under the Loan Agreement, such waiver shall not be construed either as extending beyond such temporary waiver or as extending to any subsequent Event of Default.

12.           APPLICABLE LAWS.  THIS NOTE HAS BEEN EXECUTED AND DELIVERED IN AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.  HARRIS COUNTY, TEXAS SHALL BE A PROPER PLACE OF VENUE FOR SUIT HEREON.  BORROWER AND ANY AND ALL CO-MAKERS, ENDORSERS, GUARANTORS AND SURETIES IRREVOCABLY AGREE THAT ANY LEGAL PROCEEDINGS IN RESPECT OF THIS NOTE OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH SHALL BE BROUGHT IN THE DISTRICT COURTS OF BEXAR COUNTY, TEXAS, OR THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF TEXAS, SAN ANTONIO DIVISION.

13.           NOTICE OF FINAL AGREEMENT.  THIS NOTE AND THE OTHER DOCUMENTS EXECUTED SUBSTANTIALLY CONTEMPORANEOUSLY HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Initials ____

SOUTH TEXAS OIL COMPANY,
a Nevada corporation
/s/ Michael J. Pawelek
By:
Name: Michael J. Pawelek
Title: CEO. President

STO DRILLING COMPANY,
a Texas corporation
/s/ Michael J. Pawelek
By:
Name: Michael J. Pawelek
Title: CEO. President

STO OPERATING COMPANY,
a Texas corporation
/s/ Wayne A. Psencik
By:
Name: Wayne A. Psencik
Title: President

STO PROPERTIES, LLC,
a Texas limited liability company
/s/ Wayne A. Psencik
By:
Name: Wayne A. Psencik
Title: Manager

SOUTHERN TEXAS OIL COMPANY,
a Texas corporation
/s/ Michael J. Pawelek
By:
Name: Michael J. Pawelek
Title: CEO. President

ACKNOWLEDGED FOR PURPOSES OF SECTION
26.02 OF THE TEXAS BUSINESS AND

Initials ____

COMMERCE CODE BY:

GIDDINGS INVESTMENTS LLC,
a Delaware limited liability company

/s/ Greg Imbruce
By:
Name: Greg Imbruce
Title: President

Initials ____